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                                                           EXHIBIT 10(A)

                                             June 16, 1995




Mr. Nelson J. Rohrbach
President  and Chief Executive Officer
Cleo,  Inc.
4025 Viscount
Memphis, TN 38118

Dear Jack:

This will serve as an amendment to the employment agreement between the parties dated November 21, 1994 ("Agreement") and shall become effective only upon the occurrence of a change in controlling ownership of the Company, or a sale of all or substantially all of the assets of the Company ("Qualifying Transaction").

Upon the closing date of any Qualifying Transaction occurring during the term of the Agreement, the Agreement shall be amended as follows:

          1. Upon the closing of any Qualifying Transaction, you will be entitled to receive, in addition to any and all other compensation under the Agreement, a lump sum payment in an amount equal to your then current annual base salary. Such payment shall be in addition to all other payments otherwise owed to you and shall not constitute a termination of the Agreement.

          2. Upon the occurrence of a Qualifying Transaction, the term of the Agreement is hereby extended for a period of two (2) years from the closing date of such Qualifying Transaction. Unless you receive at least six (6) months' prior written notice from the Company that the Agreement will terminate upon the expiration of said two (2) year period, the Agreement will automatically be extended and will continue in effect until terminated by the Company for any reason and at any time upon giving you six (6) months' written notice or by you upon thirty (30) days' written notice to the Company. This agreement shall remain at all times subject to earlier termination for cause.
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Mr. Nelson J. Rohrbach
June 16, 1995
Page 2


          3. A change in your title or duties as set forth in the Agreement shall not constitute a breach of the Agreement by the Company, provided that you shall remain a senior-level executive of the Company with an appropriate title, position and responsibilities.

All other terms and conditions of the Agreement not amended hereby remain in full force and effect.

                                             Sincerely,

                                             CLEO INC





                                             Benjamin J. Sottile
                                             Chairman of the Board

          BJS/JET/dk

          ACCEPTED AND AGREED TO:

          /s/ Nelson J. Rohrbach
          -----------------------
          Nelson J. Rohrbach


          Date:
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